Hillman Reports Second Quarter 2023 Results
CINCINNATI, August 8, 2023 -- Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, reported financial results for the thirteen and twenty-six weeks ended July 1, 2023.

Second Quarter 2023 Highlights (Thirteen weeks ended July 1, 2023)
•Net sales decreased (3.6)% to $380.0 million compared to $394.1 million in the prior year quarter
•Net income totaled $4.5 million, or $0.02 per diluted share, compared to $8.8 million, or $0.04 per diluted share, in the prior year quarter
•Adjusted diluted EPS1 was $0.13 per diluted share compared to $0.14 per diluted share in the prior year quarter
•Adjusted EBITDA1 totaled $58.0 million compared to $62.3 million in the prior year quarter

Second Quarter YTD 2023 Highlights (Twenty-six weeks ended July 1, 2023)
•Net sales decreased (3.6)% to $729.7 million compared to $757.1 million in the prior year period
•Net loss totaled $(4.6) million, or $(0.02) per diluted share, compared to net income of $6.9 million, or $0.04 per diluted share, in the prior year period
•Adjusted diluted EPS1 was $0.19 per diluted share compared to $0.24 per diluted share in the prior year period
•Adjusted EBITDA1 totaled $98.2 million compared to $106.3 million in the prior year period
•Net cash provided by operating activities totaled $115.0 million compared to $14.8 million in the prior year period
•Free Cash Flow1 totaled $78.0 million compared to $(14.1) million in the prior year period

Balance Sheet and Liquidity at July 1, 2023
•Gross debt was $851.5 million, compared to $918.8 million on December 31, 2022; net debt1 outstanding was $813.8 million, compared to $887.7 million on December 31, 2022
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

•Liquidity available totaled approximately $320.7 million, consisting of $283.1 million of available borrowing under the revolving credit facility and $37.7 million of cash and equivalents
•Net debt1 to trailing twelve month Adjusted EBITDA1 was 4.0x times as compared to 4.2x on December 31, 2022

Management Commentary
“Our strong second quarter results reflect the dedicated efforts of our associates and the resiliency of the competitive moat we have created here at Hillman,” commented Doug Cahill, chairman, president and chief executive officer of Hillman. “We have navigated a complex market environment, carefully controlling our costs to produce strong bottom line results with gross margins that came in line with our expectations. We effectively worked down inventory levels, which translated into exceptional free cash flow of $78 million for the year-to-date. We further improved our leverage profile with a net debt to adjusted EBITDA ratio of 4.0 times as of the quarter end, which we expect will continue to improve in the second half of 2023.”
“While sales volume on existing products was lower than expected during the quarter, our business remains on sound footing and we expect to reap the benefits of several new business wins in the months ahead. We expect to continue generating healthy free cash flow in the second half of the year while margins expand sequentially during the third and fourth quarter. We believe we have the right strategy and a talented team in place to continue taking care of our customers across North America and believe we are on track to achieve our reiterated full year financial outlook.”

Full Year 2023 Guidance - Reiterated
Hillman reiterated the following guidance based on its current view of the market and its performance expectations for the fifty-two weeks ending December 30, 2023. This guidance was originally provided on February 27, 2023 with Hillman's fourth quarter 2022 results.

Full Year 2023 Guidance
Net Sales	$1.45 to $1.55 billion
Adjusted EBITDA[1]	$215 to $235 million
Free Cash Flow[1]	$125 to $145 million

Second Quarter 2023 Results Presentation
Hillman plans to host a conference call and webcast presentation today, August 8, 2023, at 8:30 a.m. Eastern Time to discuss its results. Chairman, President, and Chief Executive Officer Doug Cahill and Chief Financial Officer Rocky Kraft will host the results presentation.
Date: Tuesday, August 8, 2023
Time: 8:30 a.m. Eastern Time
1) Denotes Non-GAAP metric. For additional information, including our definitions, use of, and reconciliations of these metrics to the most directly comparable financial measures under GAAP, please see the reconciliations toward the end of the press release.

Listen-Only Webcast: https://edge.media-server.com/mmc/p/ymk8yo34
A webcast replay will be available approximately one hour after the conclusion of the call using the link above.
Hillman’s quarterly presentation and Form 10-Q are expected to be filed with the SEC and posted to its Investor Relations website, https://ir.hillmangroup.com, before the webcast presentation begins.

About Hillman Solutions Corp.
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) direct and indirect costs associated with the May 2023 ransomware attack, and our receipt of expected insurance receivables associated with that cybersecurity incident; (6) seasonality; (7) large customer concentration; (8) the ability to recruit and retain qualified employees; (9) the outcome of any legal proceedings that may be instituted against the Company; (10) adverse changes in currency exchange rates; (11) the impact of COVID-19 on the Company’s business; or (12) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission

(“SEC”), including this Annual Report on Form 10-K filed on February 27, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Net Income, GAAP Basis
(dollars in thousands) Unaudited

	Thirteen Weeks Ended July 1, 2023	Thirteen Weeks Ended June 25, 2022	Twenty-six Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 25, 2022
Net sales	$380,019	$394,114	$729,726	$757,127
Cost of sales (exclusive of depreciation and amortization shown separately below)	216,499	220,146	421,008	433,419
Selling, warehouse, general and administrative expenses	111,452	118,229	222,517	232,767
Depreciation	13,800	14,172	30,505	27,426
Amortization	15,578	15,566	31,150	31,087
Other expense (income), net	1,893	(1,772)	2,660	(4,194)
Income from operations	20,797	27,773	21,886	36,622
Interest expense, net	18,075	12,533	36,152	24,161
Income (loss) before income taxes	2,722	15,240	(14,266)	12,461
Income tax (benefit) expense	(1,823)	6,424	(9,679)	5,532
Net income (loss)	$4,545	$8,816	$(4,587)	$6,929

Basic income (loss) per share	$0.02	$0.05	$(0.02)	$0.04
Weighted average basic shares outstanding	194,644	194,135	194,596	194,071

Diluted income (loss) per share	$0.02	$0.04	$(0.02)	$0.04
Weighted average diluted shares outstanding	195,528	196,686	194,596	195,932

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Balance Sheets
(dollars in thousands)
Unaudited

	July 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$37,656	$31,081
Accounts receivable, net of allowances of $2,211 ($2,405 - 2022)	130,276	86,985
Inventories, net	430,013	489,326
Other current assets	39,285	24,227
Total current assets	637,230	631,619
Property and equipment, net of accumulated depreciation of $351,482 ($333,452 - 2022)	192,451	190,258
Goodwill	824,973	823,812
Other intangibles, net of accumulated amortization of $445,984 ($414,275 - 2022)	704,466	734,460
Operating lease right of use assets	89,861	66,955
Other assets	21,355	23,586
Total assets	$2,470,336	$2,470,690
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$176,802	$131,751
Current portion of debt and financing lease liabilities	11,240	10,570
Current portion of operating lease liabilities	13,211	12,285
Accrued expenses:
Salaries and wages	12,333	15,709
Pricing allowances	8,100	9,246
Income and other taxes	6,292	5,300
Interest	397	697
Other accrued liabilities	25,232	29,854
Total current liabilities	253,607	215,412
Long-term debt	818,798	884,636
Deferred tax liabilities	139,822	140,091
Operating lease liabilities	84,206	61,356
Other non-current liabilities	16,088	12,456
Total liabilities	$1,312,521	$1,313,951
Commitments and contingencies (Note 6)
Stockholders' equity:
Common stock, $0.0001 par, 500,000,000 shares authorized, 194,707,000 issued and outstanding at July 1, 2023 and 194,548,411 issued and outstanding at December 31, 2022	20	20
Additional paid-in capital	1,411,080	1,404,360
Accumulated deficit	(231,204)	(226,617)
Accumulated other comprehensive loss	(22,081)	(21,024)
Total stockholders' equity	1,157,815	1,156,739
Total liabilities and stockholders' equity	$2,470,336	$2,470,690

HILLMAN SOLUTIONS CORP.
Condensed Consolidated Statement of Cash Flows
(dollars in thousands)
Unaudited

	Twenty-six Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 25, 2022
Cash flows from operating activities:
Net (loss) income	$(4,587)	$6,929
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	61,655	58,513
Deferred income taxes	(5,232)	8,230
Deferred financing and original issue discount amortization	2,663	2,598
Stock-based compensation expense	6,044	8,304
Loss on disposal of property and equipment	123	—
Change in fair value of contingent consideration	4,167	(3,645)
Changes in operating items:
Accounts receivable, net	(43,458)	(25,163)
Inventories, net	62,208	(42,973)
Other assets	(4,514)	(4,125)
Accounts payable	43,845	1,502
Other accrued liabilities	(7,868)	4,603
Net cash provided by operating activities	115,046	14,773
Net cash from investing activities
Acquisition of business, net of cash received	(300)	(2,500)
Capital expenditures	(37,029)	(28,921)
Other investing activities	(225)	—
Net cash used for investing activities	(37,554)	(31,421)
Cash flows from financing activities:
Repayments of senior term loans	(4,255)	(4,256)
Borrowings on revolving credit loans	58,000	121,000
Repayments of revolving credit loans	(122,000)	(97,000)
Principal payments under finance lease obligations	(1,039)	(556)
Proceeds from exercise of stock options	611	1,149
Payments of contingent consideration	(1,125)	(103)
Other financing activities	(155)	—
Cash payments related to hedging activities	—	(944)
Net cash (used for) provided by financing activities	(69,963)	19,290
Effect of exchange rate changes on cash	(954)	476
Net increase in cash and cash equivalents	6,575	3,118
Cash and cash equivalents at beginning of period	31,081	14,605
Cash and cash equivalents at end of period	$37,656	$17,723

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, reconciliations to GAAP financial measures are not provided for forward-looking non-GAAP measures. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures such as consolidated adjusted EBITDA and Adjusted Diluted Earnings per Share (EPS) exclude from the relevant GAAP metrics items that neither relate to the ordinary course of the Company’s business, nor reflect the Company’s underlying business performance.

Reconciliation of Adjusted EBITDA (Unaudited)
(dollars in thousands)
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our businesses as well as to assist in the evaluation of underlying trends in our businesses. This measure eliminates the significant level of noncash depreciation and amortization expense that results from the capital-intensive nature of our businesses and from intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, as our management excludes these results when evaluating our operating performance. Our management use this financial measure to evaluate our consolidated operating performance and the operating performance of our operating segments and to allocate resources and capital to our operating segments. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.

	Thirteen Weeks Ended July 1, 2023	Thirteen Weeks Ended June 25, 2022	Twenty-six Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 25, 2022
Net income (loss)	$4,545	$8,816	$(4,587)	$6,929
Income tax (benefit) expense	(1,823)	6,424	(9,679)	5,532
Interest expense, net	18,075	12,533	36,152	24,161
Depreciation	13,800	14,172	30,505	27,426
Amortization	15,578	15,566	31,150	31,087
EBITDA	$50,175	$57,511	$83,541	$95,135

Stock compensation expense	3,405	2,286	6,042	8,304
Restructuring and other (1)	1,440	513	2,848	565
Litigation expense (2)	—	2,703	260	3,713
Transaction and integration expense (3)	510	1,438	1,310	2,215
Change in fair value of contingent consideration	2,452	(2,175)	4,167	(3,645)
Total adjusting items	7,807	4,765	14,627	11,152
Adjusted EBITDA	$57,982	$62,276	$98,168	$106,287
(1)Includes consulting and other costs associated with distribution center relocations and corporate restructuring activities. 2023 includes costs associated with the cybersecurity event that occurred in May 2023.
(2)Litigation expense includes legal fees associated with our litigation with Hy-Ko Products Company LLC.
(3)Transaction and integration expense includes professional fees and other costs related to the CCMP secondary offerings in 2022 and 2023.

Reconciliation of Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
Unaudited

We define Adjusted Diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that Adjusted Diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. The following is a reconciliation of reported diluted EPS from continuing operations to Adjusted Diluted EPS from continuing operations:

	Thirteen Weeks Ended July 1, 2023	Thirteen Weeks Ended June 25, 2022	Twenty-six Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 25, 2022
Reconciliation to Adjusted Net Income
Net Income (Loss)	$4,545	$8,816	$(4,587)	$6,929
Remove adjusting items (1)	7,807	4,765	14,627	11,152
Remove amortization expense	15,578	15,566	31,150	31,087
Remove tax benefit on adjusting items and amortization expense (2)	(2,190)	(1,529)	(3,851.19)	(3,035)
Adjusted Net Income	$25,740	$27,618	$37,339	$46,133

Reconciliation to Adjusted Diluted Earnings per Share
Diluted Earnings per Share	$0.02	$0.04	$(0.02)	$0.04
Remove adjusting items (1)	0.04	0.02	0.07	0.06
Remove amortization expense	0.08	0.08	0.16	0.16
Remove tax benefit on adjusting items and amortization expense (2)	(0.01)	(0.01)	(0.02)	(0.02)
Adjusted Diluted Earnings per Share	$0.13	$0.14	$0.19	$0.24

Reconciliation to Adjusted Diluted Shares Outstanding (3)
Diluted Shares, as reported	195,528	196,686	194,596	195,932
Non-GAAP dilution adjustments:
Dilutive effect of stock options and awards	—	—	865	—
Adjusted Diluted Shares	195,528	196,686	195,461	195,932
Note: Adjusted EPS may not add due to rounding.
(1)Please refer to "Reconciliation of Adjusted EBITDA" table above for additional information on adjusting items. See "Per share impact of Adjusting Items" table below for the per share impact of each adjustment.
(2)We have calculated the income tax effect of the non-GAAP adjustments shown above at the applicable statutory rate of 25.1% for the U.S. and 26.2% for Canada except for the following items:
a.The tax impact of stock compensation expense was calculated using the statutory rate of 25.1%, excluding certain awards that are non-deductible.
b.The tax impact of acquisition and integration expense was calculated using the statutory rate of 25.1%, excluding certain charges that were non-deductible.
i.Amortization expense for financial accounting purposes was offset by the tax benefit of deductible amortization expense using the statutory rate of 25.1%.
(3)Diluted shares on a GAAP basis for the thirteen weeks ended July 1, 2023 and thirteen weeks ended June 25, 2022 include the dilutive impact of 884 and 2,551 options and awards, respectively. Diluted shares on a GAAP basis for the twenty-six weeks ended June 25, 2022 includes the dilutive impact of 1,861 options and awards.

Per Share Impact of Adjusting Items

	Thirteen Weeks Ended July 1, 2023	Thirteen Weeks Ended June 25, 2022	Twenty-six Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 25, 2022
Stock compensation expense	$0.02	$0.01	$0.03	$0.04
Restructuring and other costs	0.01	—	0.01	—
Litigation expense	—	0.01	—	0.02
Transaction and integration expense	—	0.01	0.01	0.01
Change in fair value of contingent consideration	0.01	(0.01)	0.02	(0.02)
Total adjusting items	$0.04	$0.02	$0.07	$0.06
Note: Adjusting items may not add due to rounding.

Reconciliation of Net Debt
We define Net Debt as reported gross debt less cash on hand. Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company believes that Net Debt provides further insight and comparability into liquidity and capital structure. The following is a the calculation of Net Debt:

	July 1, 2023	December 31, 2022
Revolving loans	$8,000	$72,000
Senior term loan, due 2028	836,108	840,363
Finance leases and other obligations	7,356	6,406
Gross debt	$851,464	$918,769
Less cash	37,656	31,081
Net debt	$813,808	$887,688

Reconciliation of Free Cash Flow
We calculate free cash flow as cash flows from operating activities less capital expenditures. Free cash flow is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. We believe free cash flow is an important indicator of how much cash is generated by our business operations and is a measure of incremental cash available to invest in our business and meet our debt obligations.

	Twenty-six Weeks Ended July 1, 2023	Twenty-six Weeks Ended June 25, 2022
Net cash provided by operating activities	$115,046	$14,773
Capital expenditures	(37,029)	(28,921)
Free cash flow	$78,017	$(14,148)
Source: Hillman Solutions Corp.
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